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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 2004

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EDWARDS LIFESCIENCES CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	36-4316614 (I.R.S. Employer Identification No.)
One Edwards Way, Irvine, California 92614 Telephone: (949) 250-2500 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Bruce P. Garren
Edwards Lifesciences Corporation
One Edwards Way
Irvine, California 92614
Telephone: (949) 250-2500
(Name, Address, Including Zip Code, and Telephone Number
Including Area Code, of Agent For Service)

COPIES TO:
Jay P. Wertheim Edwards Lifesciences Corporation One Edwards Way Irvine, California 92614 Telephone: (949) 250-2500	John M. O'Hare Sidley Austin Brown & Wood LLP 10 S. Dearborn Street Chicago, Illinois 60603 Telephone: (312) 853-7000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time following the effectiveness of this registration statement, as determined by the Registrant.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered(1)	Amount To Be Registered(1)(2)(3)	Proposed Maximum Offering Price Per Unit(2)(3)(4)	Proposed Maximum Aggregate Offering Price(2)(3)(4)	Amount Of Registration Fee

Debt Securities(5)

Preferred Stock, $0.01 par value

Common Stock, $1.00 par value, and associated rights to purchase Series A Preferred Stock

Depositary Shares(6)

Warrants(7)

Stock Purchase Contracts

Stock Purchase Units

Total	$500,000,000	100%	$500,000,000	$63,350

(1)
Such indeterminate number or amount of debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts and stock purchase units as may from time to time be issued at indeterminate prices. In addition to any securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate amount or number of debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts and stock purchase units as may be issued upon conversion or exchange of other securities registered hereby, for which no additional consideration will be received by us. The securities registered hereunder may be sold separately or as units with other securities registered hereunder. Securities registered hereby may be offered for U.S. dollars or in foreign currencies, currency units or composite currencies.
(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).
(3)
Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. of Form S-3.
(4)
If any debt securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price.
(5)
Debt securities registered hereby may include senior debt securities, senior subordinated debt securities, subordinated debt securities or other debt securities.
(6)
Depositary shares will represent fractional interests in preferred stock registered hereby. No separate consideration will be received for the depositary shares.
(7)
Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for debt securities, common stock, or preferred stock or depositary shares registered hereby.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Subject to Completion
Preliminary Prospectus dated June 18, 2004

Prospectus

$500,000,000

Edwards Lifesciences Corporation

Debt Securities, Preferred Stock, Common Stock, Depositary Shares,
Warrants, Stock Purchase Contracts and Stock Purchase Units

        We may from time to time sell up to $500,000,000 (or the equivalent in foreign currencies or currency units) aggregate initial offering price of:

  •
  our debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities, subordinated debt securities or debt securities with any other ranking;

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  shares of our preferred stock, par value $0.01 per share, in one or more series;

  •
  shares of our common stock, par value $1.00 per share;

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  depositary shares representing a fractional interest in any series of our preferred stock;

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  warrants to purchase any of the foregoing securities;

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  our stock purchase contracts;

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  our stock purchase units; or

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  any combination of the foregoing.

        We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

        See "Risk Factors" beginning on page 2 for a discussion of material risks that you should consider before you invest in our securities being sold pursuant to this prospectus.

        Our common stock is traded on the New York Stock Exchange under the symbol "EW."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

        This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is                        , 2004.

        We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated by reference herein is correct as of any time subsequent to its date.

RISK FACTORS

        You should carefully consider the risks described below, as well as other information included in this prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus before buying any securities offered by the applicable prospectus supplement. If any of the events described below occurs, our business, financial condition or results of operations could be materially harmed and the value of our securities offered by the applicable prospectus supplement could decline and you may lose part or all of your investment.

Risks related to our business

If we do not introduce new products in a timely manner, our products may become obsolete and our operating results may suffer.

        The cardiovascular products industry is characterized by rapid technological changes, frequent new product introductions and evolving industry standards. Without the timely introduction of new products and enhancements, our products will likely become technologically obsolete over time, in which case our revenue and operating results would suffer. Even if we are able to develop new technologies, these technologies may not be accepted quickly because of industry specific factors, such as the need for regulatory clearance, unanticipated restrictions imposed on approved indications, entrenched patterns of clinical practice and uncertainty over third party reimbursement.

        Moreover, significant technical innovations generally will require a substantial investment before we can determine the commercial viability of these innovations. We may not have the financial resources necessary to fund these technical innovations. In addition, even if we are able to successfully develop enhancements or new generations of our products, these enhancements or new generations of products may not produce revenue in excess of the costs of development, and they may be quickly rendered obsolete by changing customer preferences or the introduction by our competitors of products embodying new technologies or features.

We may incur product liability losses that could adversely affect our operating results.

        Our business exposes us to potential product liability risks that are inherent in the design, manufacture and marketing of medical devices. Our products are often used in surgical and intensive care settings with seriously ill patients. In addition, some of the medical devices manufactured and sold by us are designed to be implanted in the human body for long periods of time. We could be the subject of product liability suits alleging that component failures, manufacturing flaws, design defects or inadequate disclosure of product-related risks or product-related information could result in an unsafe condition or injury to patients. Product liability lawsuits and claims, safety alerts or product recalls in the future, regardless of their ultimate outcome, could have a material adverse effect on our business and reputation and on our ability to attract and retain customers.

We may experience supply interruptions that could harm our ability to manufacture products.

        We use a diverse and broad range of raw and organic materials and other items in the design and manufacture of our products. Our non-implantable products are manufactured from man-made raw materials including resins, chemicals, electronics and metals. Our heart valve therapy products are manufactured from treated natural animal tissue and man-made materials. We purchase certain of the materials and components used in the manufacture of our products from external suppliers. In addition, we purchase certain supplies from single sources for reasons of quality assurance, cost-effectiveness or constraints resulting from regulatory requirements. We work closely with our suppliers to assure continuity of supply while maintaining high quality and reliability. Alternative supplier options are generally considered and identified, although we do not typically pursue regulatory qualification of alternative sources due to the strength of our existing supplier relationships and the time and expense associated with this regulatory process. Although a change in suppliers could require significant effort or investment by us in circumstances where the items supplied are integral to the performance of our products or incorporate unique technology, our management does not believe that the loss of any existing supply contract would have a material adverse effect on us.

        In an effort to reduce potential product liability exposure, in the past certain suppliers have announced that they might limit or terminate sales of certain materials and parts to companies that manufacture implantable medical devices. In some cases, we have been required to indemnify suppliers for product liability expenses in order to continue to receive materials or parts. There can be no assurance that an indemnity from us will be satisfactory to these suppliers in the future. If we are unable to obtain these raw materials or there is a significant increase in the price of materials or components, our business could be harmed.

We may be required to recognize additional charges in connection with the write-down of some of our investments, the disposition of some of our businesses, termination of our interest rate swap agreements or for other reasons.

        We have made investments in the equity instruments of other companies, and may make further such investments in the future. To the extent that the value of any such investment declines, we may be required to recognize charges to write down the value of that investment. For example, in September 2002, we recorded a $67.4 million pretax charge related to the impairment of our investment in the preferred stock of World Heart Corporation. See "Asset Impairments" under "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

        In the case of some of the companies in which we have invested, the value of our equity securities has declined since the time of our original investment. As a result, we may be required to recognize additional charges, which could be substantial, to write down our investments. At March 31, 2004, in addition to our investment in World Heart, which was $12.1 million, we had approximately $25.5 million of investments in equity instruments of other companies and had recorded unrealized gains of $5.0 million and unrealized losses of $4.4 million on these investments on our balance sheet in "accumulated other comprehensive income," net of tax.

        As part of the ongoing evaluation of our various businesses and products, we from time to time identify businesses or products that are not performing at a level commensurate with the rest of our business. We may from time to time seek to dispose of these under performing businesses or product lines, and may also seek to dispose of other businesses or product lines from time to time for strategic or other business reasons. If we are unable to dispose of a business or product line on terms we consider acceptable, we may voluntarily terminate that business or cease providing that product. Any of these events may result in charges, which could be substantial and which could adversely affect our results of operations.

        We have entered into interest rate swap agreements in connection with some of our indebtedness, and expect that we will continue to do so from time to time in the future. In the event that we elect to terminate a swap agreement prior to its maturity, we may be required to make cash payments to the counterparty and to recognize a charge in connection with that termination, which could adversely affect our results of operations.

We may not successfully identify and complete acquisitions or strategic alliances on favorable terms or achieve anticipated synergies relating to any acquisitions or alliances, and such acquisitions could result in unforeseen operating difficulties and expenditures, require significant management resources and require significant charges or write-downs.

        As part of our growth strategy, we regularly review potential acquisitions of complementary businesses, technologies, services or products and potential strategic alliances. We may be unable to find suitable acquisition candidates or appropriate partners with which to form partnerships or strategic alliances. Even if we identify appropriate acquisition or alliance candidates, we may be unable to complete such acquisitions or alliances on favorable terms, if at all. In addition, the process of integrating an acquired business, technology, service or product into our existing business and operations may result in unforeseen operating difficulties and expenditures. Integration of an acquired company also may require significant management resources that otherwise would be available for ongoing development of our business. Moreover, we may not realize the anticipated benefits of any acquisition or strategic alliance, and such transactions may not generate anticipated financial results. In addition, we may be required to take charges or write-downs in connection with acquisitions we have made or may make in the future. In particular, acquisitions of businesses engaged in the development of new products may give rise to in-process research and development charges, which could be significant. For example, in January 2004, we purchased Percutaneous Valve Technologies, Inc. for $125 million plus up to an additional $30 million upon the achievement of key milestones. Approximately $81 million of this amount was charged to in-process research and development. We have taken in-process research and development charges in connection with other acquisitions and may take similar charges in connection with acquisitions we make in the future, which charges could adversely affect our results of operations. Future acquisitions could also require issuances of equity securities, the incurrence of debt, contingent liabilities or amortization expenses related to other intangible assets, any of which could harm our business.

Our business is subject to economic, political and other risks associated with international sales and operations.

        Because we sell our products in a number of foreign countries, our business is subject to risks associated with doing business internationally. Our net sales originating outside of the United States, as a percentage of total net sales, were 55.3% in 2003. We anticipate that sales from international operations will continue to represent a substantial portion of our total sales. In addition, many of our manufacturing facilities and suppliers are located outside of the United States. Our management expects to increase our international sales, which could expose us to greater risks associated with international sales and operations. Accordingly, our future results could be harmed by a variety of factors, including:

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  changes in foreign medical reimbursement policies and programs;

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  unexpected changes in foreign regulatory requirements;

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  changes in foreign currency exchange rates;

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  changes in a specific country's or region's political or economic conditions, particularly in emerging regions;

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  trade protection measures and import or export licensing requirements;

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  potentially negative consequences from changes in tax laws;

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  difficulty in staffing and managing foreign operations;

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  changes in the international political situation;

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  differing labor regulations; and

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  differing protection of intellectual property.

We are subject to risks arising from currency exchange rate fluctuations.

        We generated 55.3% of net sales in 2003 outside of the United States. Substantially all of our sales outside of the United States are denominated in local currencies. Measured in local currency, a substantial portion of our foreign generated sales was generated in Europe (and primarily denominated in the Euro) and in Japan. The United States dollar value of our foreign generated sales varies with currency exchange rate fluctuations. Significant decreases in the value of the United States dollar to the Euro or the Japanese yen have had the effect of increasing our earnings even when the volume of foreign sales has remained constant. Significant increases in the value of the United States dollar relative to the Euro or the Japanese yen, as well as other currencies, could have a material adverse effect on our results of operations. We have a hedging program that attempts to manage currency exchange rate risks to an acceptable level based on our management's judgment of the appropriate trade-off between risk, opportunity and cost; however, this hedging program does not completely eliminate the effects of currency exchange rate fluctuations.

Increased interest rates could increase our borrowing costs and make it more difficult for us to access the capital markets.

        From time to time we may issue securities, including the securities described in this prospectus, to finance acquisitions, capital expenditures, working capital and other general corporate purposes. An increase in interest rates in the general economy could result in an increase in our borrowing costs for these financings, as well as under any existing debt that bears interest at a floating rate and for which interest rate swaps are not in place, and could otherwise restrict our ability to access the capital markets.

Fluctuations in our quarterly operating results may cause our stock price to decline.

        Our sales and operating results may vary significantly from quarter to quarter. A high proportion of our costs are fixed, due in part to significant sales, research and development and manufacturing costs. Thus, small declines in revenue could disproportionately affect operating results in a quarter, and the price of our common stock may fall. Other factors that could affect quarterly operating results include:

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  demand for and clinical acceptance of products;

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  the timing and execution of customer contracts, particularly large contracts that would materially affect our operating results in a given quarter;

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  the timing of sales of products;

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  changes in foreign currency exchange rates;

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  unanticipated delays or problems in introducing new products;

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  competitors' announcements of new products, services or technological innovations;

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  changes in our pricing policies or the pricing policies of our competitors;

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  increased expenses, whether related to sales and marketing, raw materials or supplies, product development or administration;

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  adverse changes in the level of economic activity in the United States and other major regions in which we do business;

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  costs related to possible acquisitions of technologies or businesses;

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  our ability to expand our operations; and

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  the amount and timing of expenditures related to expansion of our operations.

Our inability to protect our intellectual property could have a material adverse effect on our business.

        Our success and competitive position are dependent, in part, upon our proprietary intellectual property. We rely on a combination of patents, trade secrets and nondisclosure agreements to protect our proprietary intellectual property, and will continue to do so. Although we seek to protect our proprietary rights through a variety of means, we cannot guarantee that the protective steps we have taken are adequate to protect these rights. Patents issued to or licensed by us in the past or in the future may be challenged and held invalid or not infringed by third parties. Competitors may also challenge our patents. In addition, certain of our patents are due to expire within the next five years and we may be unsuccessful in our efforts to extend these patents through improvement patents, modifications or line extensions. The failure to maintain our patents could have a material adverse effect on us.

        We also rely on confidentiality agreements with certain employees, consultants and other parties to protect, in part, trade secrets and other proprietary information. These agreements could be breached and we may not have adequate remedies for any breach.

        In addition, others may independently develop substantially equivalent proprietary information or gain access to our trade secrets or proprietary information. We spend significant resources to monitor and enforce our intellectual property rights. However, we may not be able to detect infringement and may lose our competitive position in the industry. In addition, competitors may design around our technology or develop competing technologies. Intellectual property rights may also be unavailable or limited in some foreign countries, which could make it easier for competitors to capture increased market position.

Third parties may claim we are infringing their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from selling products.

        During recent years, our competitors have been involved in substantial litigation regarding patent and other intellectual property rights in the medical device industry generally. From time to time, we may be forced to defend ourselves against other claims and legal actions alleging infringement of the intellectual property rights of others. Because intellectual property litigation can be costly and time consuming, our intellectual property litigation expenses could be significant. Adverse determinations in any such litigation could subject us to significant liabilities to third parties, could require us to seek licenses from third parties and could, if such licenses are not available, prevent us from manufacturing, selling or using certain of our products, any one of which could have a material adverse effect on us.

        Third parties could also obtain patents that may require us to either redesign our products or, if possible, negotiate licenses to conduct our business. If we are unable to redesign our products or obtain a license, we may have to exit a particular product offering.

We face intense competition and consolidation within our industry, and if we do not compete effectively, our business will be harmed.

        The cardiovascular medical device industry is highly competitive. We compete with many companies, some of which have longer operating histories, better brand or name recognition and greater access to financial and other resources than us. Furthermore, the industry is characterized by intensive development efforts and rapidly advancing technology. Our present and future products could be rendered obsolete or uneconomical by technological advances by one or more of our current or future competitors or by alternative therapies, including drug therapies. See "Business—Competition" in our Annual Report on Form 10-K for the year ended December 31, 2003. Our future success will depend, in large part, on our ability to develop and acquire new products and technologies, anticipate technology advances and keep pace with other developers of cardiovascular therapies and technologies.

        The medical device industry has been consolidating and, as a result, transactions with customers are larger, more complex and tend to involve more long-term contracts. The enhanced purchasing power of these larger customers may also increase downward pressure on product pricing. In addition, many existing and potential domestic customers for our products have combined to form group purchasing organizations, or "GPOs." GPOs negotiate pricing arrangements with medical supply manufacturers and distributors and these negotiated prices are made available to members of GPOs. If we are not one of the providers selected by a GPO, we may be precluded from making sales to members of a GPO for several years. Even if we are one of the selected providers, we may be at a disadvantage relative to other selected providers that are able to offer volume discounts based on purchases of a broader range of medical equipment and supplies. Further, we may be required to commit to pricing that has a material adverse effect on our sales and profit margins, business, financial condition and results of operations.

We and our customers are subject to various governmental regulations, and we may incur significant expenses to comply with these regulations and develop our products to be compatible with these regulations.

        The medical devices manufactured and marketed by us are subject to rigorous regulation by the U.S. Food and Drug Administration, or "FDA," and numerous other federal, state and foreign governmental authorities. The process of obtaining regulatory approvals to market a medical device, particularly from the FDA and certain foreign governmental authorities, can be costly and time consuming, and approvals might not be granted for future products on a timely basis, if at all. Delays in receipt of, or failure to obtain, approvals for future products could result in delayed realization of product revenues or in substantial additional costs, which could have material adverse effects on our business or results of operations. In addition, there can be no assurance that we will be or will continue to be in compliance with applicable FDA and other material regulatory requirements. If the FDA or some other foreign governmental authority were to conclude that we were not in compliance with applicable laws or regulations, the FDA or such other foreign governmental authority, as applicable, could institute proceedings to detain or seize our products, issue a recall, impose operating restrictions, enjoin future violations and assess civil penalties against us, our officers or our employees and could recommend criminal prosecution to the Department of Justice. Moreover, the FDA or some other foreign governmental authority could proceed to ban, or request recall, repair, replacement or refund of the cost of, any device or product manufactured or distributed by us. Furthermore, both the FDA and foreign government regulators have become increasingly stringent, and we may be subject to more rigorous regulation by governmental authorities in the future.

We are subject to risks arising from concerns and/or regulatory actions relating to "mad cow disease."

        Certain of our products, including pericardial tissue valve products, are manufactured using bovine tissue. Concerns relating to the potential transmission of bovine spongiform encephalopathy, or "BSE," commonly known as "mad cow disease," from cows to humans may result in reduced acceptance of bovine products. We obtain our bovine tissue only from closely controlled sources within the United States. In December 2003, one case of a cow infected with BSE was reported in the United States. In response to this situation, in late December 2003, the U.S. Department of Agriculture announced new strengthened control and surveillance measures with respect to BSE. To date, there have been no additional reported cases in the United States. The bovine tissue used in our pericardial tissue valve products is from tissue types considered by global health and regulatory organizations to have shown no risk of infectibility. We have not experienced any significant adverse impact on our sales as a result of concerns regarding BSE, but no assurance can be given that such an impact may not occur in the future.

If third-party payors decline to reimburse our customers for our products or reduce reimbursement levels, our ability to profitably sell our products will be harmed.

        We sell our products and technologies to hospitals, doctors and other health care providers, all of which receive reimbursement for the health care services provided to their patients from third-party payors, such as government programs (both domestic and international), private insurance plans and managed care programs. These third-party payors may deny reimbursement if they determine that a device used in a procedure was not used in accordance with cost-effective treatment methods as determined by such third-party payors, or was used for an unapproved indication. Third-party payors may also decline to reimburse for experimental procedures and devices. We believe that many of our existing and future products are cost-effective because they are intended to reduce overall health care costs over a long period of time. We cannot be certain whether these third-party payors will recognize these cost savings or will merely focus on the lower initial costs associated with competing therapies. If our products are not considered cost-effective by third-party payors, our customers may not be reimbursed for our products.

        In addition, third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement for medical products and services. There can be no assurance that levels of reimbursement, if any, will not be decreased in the future, or that future legislation, regulation or reimbursement policies of third-party payors will not otherwise adversely affect the demand for and price levels of our products. In Japan, customers are reimbursed for our products under a government-operated insurance system. Under this system, the Japanese government annually reviews the reimbursement levels for products. The Japanese government is also considering other reimbursement regulation. If the Japanese government decides to reduce reimbursement levels for our products, our product pricing may be adversely affected.

We are, or may be, subject to lawsuits related to products or services manufactured or performed by us.

        We are, or may be, a party to, or may be otherwise responsible for, pending or threatened lawsuits or other claims related to products and services currently or formerly manufactured or performed, as applicable, by us or other matters. Such cases and claims may raise difficult and complex factual and legal issues and may be subject to many uncertainties and complexities, including, but not limited to, the facts and circumstances of each particular case or claim, the jurisdiction in which each suit is brought, and differences in applicable law. Upon resolution of any pending legal matters or other claims, we may incur charges in excess of presently established reserves. While such a charge could have a material adverse impact on our net income or net cash flows in the period in which it is recorded or paid, our management believes that no such charge relating to any currently pending lawsuit would have a material adverse effect on our consolidated financial position.

We may incur increased costs as a result of recent changes in laws and regulations affecting public companies.

        Compliance with recent changes in laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002, may result in increased accounting, legal and administrative costs. In particular, Section 404 of the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission and the Public Company Accounting Oversight Board impose new requirements with respect to the evaluation of the effectiveness of our internal controls. The cost of complying with these new requirements is currently unknown and could be substantial.

Risks related to the securities

The market price for our common stock may be volatile.

        The market price of our common stock could fluctuate substantially in the future in response to any of the other risk factors set out above and below as well as a number of factors, including the following:

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  quarterly variations in operating results, as discussed above under "—Fluctuations in our quarterly operating results may cause our stock price to decline;"

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  announcements of innovations, new products, strategic developments or business combinations by us or our competitors;

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  changes in our expected operating expense levels or income and losses;

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  changes in financial estimates and recommendations of securities analysts;

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  the operating and securities price performance of other companies that investors may deem comparable to us; and

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  changes in general conditions in the economy, the financial markets, the domestic or international political situation or the medical device industry.

        In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance. These broad market fluctuations may materially adversely affect our stock price, regardless of our operating results.

Our stockholder rights plan, charter and bylaws, as well as provisions of Delaware law and the change in control provisions of our 3.875% convertible senior debentures, could make it difficult for a third party to acquire us.

        We have a stockholder rights plan that may have the effect of discouraging unsolicited takeover proposals. The rights issued under the stockholder rights plan would cause substantial dilution to a person or group that attempts to acquire us on terms not approved in advance by our board of directors. In addition, Delaware corporate law and our charter and bylaws contain provisions that could delay, deter or prevent a change in control of our company or our management. These provisions could also discourage proxy contests and make it more difficult for our stockholders to elect directors and take other corporate actions without the concurrence of our management or board of directors. These provisions:

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  authorize our board of directors to issue "blank check" preferred stock, which is preferred stock that can be created and issued by our board of directors, without stockholder approval, with rights senior to those of common stock;

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  provide for a staggered board of directors and three-year terms for directors, so that no more than one-third of our directors could be replaced at any annual meeting;

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  provide that directors may be removed only for cause;

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  provide that stockholder action may be taken only at a special or regular meeting and not by written consent;

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  provide for super-majority voting requirements for some provisions of our charter; and

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  establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting.

        We are also subject to anti-takeover provisions under Delaware law, which could also delay or prevent a change of control. Together, these provisions of our charter and bylaws, Delaware law and our stockholder rights plan may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices of our common stock, and also could limit the price that investors are willing to pay in the future for shares of our common stock.

        In addition, if we undergo a change in control (as defined in the indenture relating to our 3.875% convertible senior debentures) prior to May 15, 2008, the holders of our 3.875% convertible senior debentures have the right, at their option, to require us to purchase all or a portion of the debentures they hold. In addition, certain change in control events relating to us may constitute or otherwise result in events of default under our other debt instruments or our receivables facilities, which could result in borrowings outstanding and other amounts due under those debt instruments and receivables facilities becoming immediately due and payable. These features of our 3.875% convertible senior debentures and other debt instruments and receivables facilities may also discourage a person or a group from attempting to acquire us.

Our issuance of preferred stock could adversely affect holders of our common stock or convertible securities and discourage a takeover.

        Our board of directors is authorized to issue up to 50,000,000 shares of preferred stock without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any series of preferred stock that may be issued, including voting rights, dividend rights, preferences over our common stock with respect to dividends or in the event of a dissolution, liquidation or winding up and other terms. In the event that we issue preferred stock in the future that has preference over our common stock with respect to payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of the holders of our common stock or our convertible securities or the market price of our common stock could be adversely affected. In addition, the ability of our board of directors to issue shares of preferred stock without any action on the part of our stockholders may impede a takeover of us and prevent a transaction favorable to the holders of our common stock or convertible securities.

Future sales of our common stock in the public market could adversely affect the trading price of our common stock and the value of any convertible securities that we may issue and our ability to raise funds in new securities offerings.

        Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and the value of any convertible security that we may issue and could impair our ability to raise capital through future offerings of equity or equity-related securities. As of March 31, 2004, we had

  •
  59,548,483 shares of common stock outstanding;

  •
  10,303,602 shares of common stock reserved for issuance upon exercise of options outstanding under our stock option plans with a weighted average exercise price of $22.86 per share;

  •
  in addition to the shares reserved for issuance upon the exercise of options referred to in the preceding bullet point, 3,272,171 additional shares reserved for future issuance under stock option plans and employee stock purchase plans; and

  •
  2,744,238 shares of common stock reserved for issuance upon conversion of our outstanding 3.875% convertible senior debentures.

        No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of shares of common stock for future sale, will have on the trading price of our common stock or the value of any convertible security that we may issue. Sales of substantial amounts of common stock (including shares issued upon the exercise of stock options, upon conversion of our outstanding 3.875% convertible senior debentures or, under the circumstances described in the following paragraph, upon repurchase by us of our outstanding 3.875% convertible senior debentures), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock and the value of any convertible security that we may issue.

        Our outstanding 3.875% convertible senior debentures will be convertible at the option of the holders into shares of our common stock, subject to the certain conditions set forth in the indenture governing these debentures. Any shares of common stock issued on conversion of these debentures and subsequently sold will be freely tradable in the public markets without restriction. In addition, we will be required to repurchase these debentures following certain change in control events relating to us and the holders of these debentures will have the option to require us to purchase all or a portion of their debentures on May 15, 2008, May 15, 2013 and May 15, 2018. In each case, we will have the option, except in the case of the purchase in year 2008, of paying the purchase price either in cash or in shares of our common stock or both. The conversion of these debentures into common stock or the issuance of common stock to pay the purchase price of any such debentures could result in the issuance of a substantial number of shares of our common stock and substantial dilution to our stockholders.

Our holding company structure may adversely affect our ability to meet our debt service obligations under any debt securities that we may issue.

        Substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flow and our ability to service our debt, including any debt securities that we may issue, depends on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us cash, whether in the form of dividends, loans or otherwise, to pay amounts due on such obligations. Our subsidiaries are separate and distinct legal entities and may not guarantee any debt securities that we may issue and may have no obligation, contingent or otherwise, to make payments on such securities or to make any funds available for that purpose. In addition, dividends, loans or other distributions from our subsidiaries to us may be subject to contractual and other restrictions, are dependent upon the results of operations of our subsidiaries, may be subject to tax or other laws limiting our ability to repatriate funds from foreign subsidiaries, and are subject to other business considerations.

The debt securities that we may issue will be effectively subordinated to the liabilities of our subsidiaries.

        Because of our holding company structure, any debt securities offered by an applicable prospectus supplement will be effectively subordinated to all existing and future liabilities of our subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Therefore, our rights and the rights of our creditors, including the holders of such debt securities, to participate in the assets of any subsidiary upon that subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. However, even if we are a creditor of one of our subsidiaries, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. Although some of our debt instruments impose limitations on the incurrence of additional indebtedness, our subsidiaries retain the ability to incur substantial additional indebtedness and other obligations.

        We are currently a party to an unsecured revolving credit agreement providing for aggregate borrowings of up to $430 million and expiring on March 30, 2005 (the "Credit Facility"). The Credit Facility permits borrowings to be made by both Edwards Lifesciences Corporation and some of our subsidiaries. As of March 31, 2004, we had total borrowings of approximately $184.4 million outstanding under the Credit Facility. Of the borrowings outstanding under the Credit Facility, $75.0 million had been borrowed by Edwards Lifesciences Corporation and $109.4 million had been borrowed by some of our subsidiaries. We have guaranteed the borrowings by our subsidiaries under the Credit Facility.

        At March 31, 2004, our consolidated subsidiaries had approximately $282.9 million of outstanding indebtedness and other liabilities, excluding indebtedness and other liabilities owed to us or to other subsidiaries but including $109.4 million of borrowings under the Credit Facility. In addition, our Credit Facility requires that domestic subsidiaries whose aggregate net revenue and aggregate net tangible assets equal or exceed 95% of our consolidated net revenues and consolidated net tangible assets, as defined under the Credit Facility, guarantee all borrowings, letters of credit and other obligations under our Credit Facility, including borrowings and other obligations of our subsidiaries. In addition, at December 31, 2003 our consolidated subsidiaries were obligated under operating lease agreements to make future minimum lease payments aggregating approximately $36.6 million.

The issuance of debt securities will increase our indebtedness.

        If we sell debt securities, we will increase our total debt and debt service obligations. In addition, we may incur substantial additional indebtedness in the future. The level of our indebtedness, among other things, could:

  •
  make it difficult for us to make payments on our debt securities;

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  make it difficult for us to obtain any necessary future financing for working capital, capital expenditures, acquisitions or other purposes;

  •
  limit our flexibility in planning for, or reacting to changes in, our business; and

  •
  make us more vulnerable in the event of a downturn in our business.

        There can be no assurance that we will be able to meet our debt service obligations, including any of our obligations under debt securities.

        In addition, we may need to incur debt in the future to fund our business, including any acquisitions we may make, but there can be no assurance that we will be able to incur debt or other financing, on favorable terms or at all, necessary to fund our operations or effect any acquisitions.

Any adverse rating of the debt securities may cause the value of the debt securities to fall.

        Any debt securities we issue may not be rated by any credit rating agencies at the time of issuance. Subsequent to their issuance, one or more rating agencies may rate these debt securities. If the rating agencies rate the debt securities, they may assign a lower rating than expected by investors. Rating agencies may also lower ratings on the debt securities in the future. If the rating agencies assign a lower than expected rating or reduce their ratings on the debt securities in the future or indicate that they have their ratings on the debt securities under surveillance or review with possible negative implications, the value of the debt securities would likely decline. In addition, a ratings downgrade could adversely affect our ability to access capital.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which we refer to as the Exchange Act). We intend the forward-looking statements to be covered by the safe harbor provisions of the Securities Act and the Exchange Act. All statements other than statements of historical fact in this report or referred to or incorporated by reference into this report are "forward-looking statements" for purposes of these sections. These statements include, among other things, any predictions of earnings, revenues, expenses or other financial items, any statements of plans, strategies and objectives of our management for future operations, any statements concerning our future operations, financial conditions and prospects, and any statement of assumptions underlying any of the foregoing. These statements can sometimes be identified by the use of the forward-looking words such as "may," "believe," "will," "expect," "project," "estimate," "should," "anticipate," "plan," "continue," "seek," "pro forma," "forecast," or "intend" or other similar words or expressions of the negative thereof. Investors are cautioned not to unduly rely on such forward-looking statements.

        These forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations, or performance to differ materially from our historical results or those expressed in any forward-looking statements contained in this prospectus or the documents incorporated or deemed to be incorporated by reference in this prospectus. Some of the factors that could cause our actual results to differ materially from the forward-looking statements we make or incorporate by reference in this prospectus are described under "Risk factors" in this prospectus and in the documents incorporated or deemed to be incorporated by reference in this prospectus. These factors include, but are not limited to:

  •
  our ability to successfully develop, obtain regulatory approvals for and market new products;

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  our ability to generate and maintain sufficient cash resources to increase investment in our business or repay debt;

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  the contribution of new product launches;

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  the impact of currency exchange rates;

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  the timing or results of pending or future clinical trials;

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  actions by the U.S. Food and Drug Administration and other regulatory agencies;

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  technological advances in the medical field;

  •
  product demand and market acceptance; and

  •
  the effect of changing economic conditions.

        If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from future results, performance or achievements expressed or implied by these forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section. We undertake no obligation to update or revise any forward-looking statements to reflect future events or developments.

THE COMPANY

        Edwards Lifesciences is a global provider of products and technologies that are designed to treat advanced cardiovascular disease. We focus on providing products and technologies to address specific cardiovascular opportunities: heart valve disease; peripheral vascular disease; and critical care technologies. Our products and services that treat cardiovascular disease are categorized into five main areas: heart valve therapy; critical care; cardiac surgery systems; vascular; and other distributed products.

        Our principal executive offices are located at One Edwards Way, Irvine, California 92614 and our telephone number is (949) 250-2500. Unless this prospectus indicates otherwise or the context otherwise requires, the terms "we," "our," "us" and "Edwards Lifesciences" refer to Edwards Lifesciences Corporation and its subsidiaries for periods on or after April 1, 2000 and to Baxter International Inc.'s CardioVascular Group for periods prior to April 1, 2000.

        Edwards Lifesciences was incorporated in Delaware on September 10, 1999. Since the March 31, 2000 spin-off of Edwards Lifesciences from Baxter International Inc., we have operated as an independent company.

USE OF PROCEEDS

        Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, including acquisitions, capital expenditures, working capital and reduction of our outstanding indebtedness. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS
TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table presents the ratio of earnings to fixed charges and of earnings to fixed charges and preferred stock dividends for Edwards Lifesciences Corporation and its consolidated subsidiaries for each of the periods indicated. We were incorporated on September 10, 1999 as a wholly owned subsidiary of Baxter International Inc. to assume the business and operations of Baxter's CardioVascular Group. Effective March 31, 2000, the business, assets and liabilities of Baxter's CardioVascular Group were transferred to us and our subsidiaries and 100% of our common stock was distributed to the stockholders of Baxter in a tax-free spin-off (the "Distribution"). As a result, the following information for periods prior to April 1, 2000 presents Edwards Lifesciences on a divisional basis as we had historically been operated as a part of Baxter, and has been prepared using Baxter's historical bases in the assets and liabilities and the historical results of operations of Baxter's CardioVascular Group prior to the Distribution. The following information does not necessarily reflect what our ratio of earnings to fixed charges and of earnings to fixed charges and preferred stock dividends would have been had we operated as a stand-alone entity during the periods prior to the Distribution.

	Year ended December 31,					Three Months Ended March 31,
	1999	2000	2001	2002	2003	2003	2004
Ratio of earnings to fixed charges(1)	(2)	(3)	(3)	5.7x	7.7x	8.6x	(3)
Ratio of earnings to fixed charges and preferred stock dividends(4)	(2)	(3)	(3)	5.7x	7.7x	8.6x	(3)

(1)
The ratio of earnings to fixed charges is unaudited for all periods presented. For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of net income (loss) plus the provision for income taxes and fixed charges, and excludes the cumulative effect of a change in accounting principle. Fixed charges consist of interest expense, amortization of debt issuance costs and the estimated portion of rental expenses deemed a reasonable approximation of the interest factor.

(2)
Until March 31, 2000 (the date of the Distribution), we were operated as a division of Baxter and our business and operations were therefore funded with monies provided by Baxter.

(3)
For the years ended December 31, 2000 and 2001 and the quarter ended March 31, 2004, fixed charges exceeded earnings by $258.4 million, $8.4 million and $57.6 million, respectively.

(4)
The ratio of earnings to fixed charges and preferred stock dividends is unaudited for all periods presented. For the periods presented in the table, we had no shares of preferred stock outstanding; therefore the ratios of earnings to fixed charges and preferred stock dividends for the periods indicated equal the ratios of earnings to fixed charges for the same periods.

GENERAL DESCRIPTION OF SECURITIES

        We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $500,000,000 (or the equivalent in one or more foreign currencies or currency units) aggregate initial offering price of:

  •
  debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities, subordinated debt securities or debt securities with any other ranking;

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  shares of our preferred stock, par value $0.01 per share, in one or more series;

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  shares of our common stock, par value $1.00 per share;

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  depositary shares representing a fractional interest in any series of our preferred stock;

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  warrants to purchase any of the foregoing securities;

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  stock purchase contracts;

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  stock purchase units; or

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  any combination of the foregoing.

either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.

        We may issue debt securities that are exchangeable for or convertible into shares of our common stock or preferred stock or other debt securities. The preferred stock may also be exchangeable for and/or convertible into shares of our common stock or another series of our preferred stock or our debt securities. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities may be our unsecured and unsubordinated obligations, which we refer to as "senior debt securities," issued in one or more series or our unsecured subordinated obligations, which we refer to as "subordinated debt securities," issued in one or more series. The subordinated debt securities of any series may be our senior subordinated obligations, subordinated obligations, or may have such other ranking as is described in the applicable prospectus supplement. The debt securities will be issued under one or more indentures to be entered into between us and one or more trustees. References herein to the "indenture" and the "trustee" refer to the applicable indenture and the applicable trustee pursuant to which any particular series of debt securities is issued. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939. We may issue both senior debt securities and subordinated debt securities under the same indenture.

        The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the form of applicable indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see "Available Information" in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used in this section and not defined have the meanings assigned to those terms in the indenture. When we refer to "Edwards Lifesciences," "we," "us" or "our" in this section or when we otherwise refer to ourselves in this section, we mean Edwards Lifesciences Corporation, excluding, unless otherwise expressly stated or the context otherwise requires, our subsidiaries.

        The following description of debt securities describes the general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

        The debt securities may be issued from time to time in one or more series of senior debt securities and one or more series of subordinated debt securities. We can issue an unlimited amount of debt securities under the indenture. The indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, where applicable:

  •
  the title of the series of debt securities;

  •
  any limit on the aggregate principal amount of debt securities of the series, and if the series may be reopened from time to time for the issuance of additional debt securities of the series or to establish additional terms of the series;

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  the price or prices at which debt securities of the series will be issued;

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  the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;

  •
  the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;

  •
  the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

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  the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine those dates;

  •
  the dates on which the interest, if any, on the debt securities of the series will commence to accrue and will be payable and the record dates for the payment of interest;

  •
  the place or places where amounts due on the debt securities of the series will be payable, where the debt securities of the series may be surrendered for registration of transfer and exchange and where the debt securities may be surrendered for conversion or exchange and notices or demands to or upon us in respect of the debt securities of the series may be served;

  •
  the terms and conditions, if any, upon which we may, at our option, redeem debt securities of the series;

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  the terms and conditions, if any, upon which we will repurchase debt securities of the series at the option of the holders of debt securities of the series;

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  the terms of any sinking fund or analogous provision;

  •
  if other than U.S. dollars, the currency used to purchase the debt securities of the series and the currency used for payments on debt securities of the series, and the ability, if any, of us or the holders of debt securities of the series to have payments made in any other currency;

  •
  any addition to, or modification or deletion of, any covenant or Event of Default with respect to debt securities of the series;

  •
  whether the debt securities of the series are to be issuable in registered or bearer form or both and, if in global form, whether any debt securities of the series will be issued in temporary or permanent global form or both and, if so, the identity of the depositary for the global debt security;

  •
  whether and under what circumstances we will pay Additional Amounts (as defined in the indenture) on the series of debt securities to any holder who is a United States Alien in respect of any tax, assessment or other governmental charge and, if so, whether we will have the option to redeem the series of debt securities rather than pay the Additional Amounts;

  •
  the person to whom any interest on any registered securities of the series of debt securities will be payable, if different than the person in whose name a registered security is registered at the close of business on the regular record date for that interest;

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  the manner in which, or the person to whom, any interest on any bearer security of the series of debt securities will be payable, if different than upon presentation and surrender of the coupons relating to the bearer security;

  •
  the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;

  •
  the portion of the principal amount of the series of debt securities which will be payable upon acceleration if other than the full principal amount;

  •
  the authorized denominations in which the series of debt securities will be issued, if other than denominations of $1,000 and any integral multiple of $1,000, in the case of registered securities, or $5,000, in the case of bearer securities;

  •
  the terms, if any, upon which such debt securities may be convertible into or exchangeable for other securities;

  •
  whether such debt securities will be senior debt securities or subordinated debt securities and, if subordinated debt securities, whether such subordinated debt securities will be our senior subordinated or subordinated obligations or will have another ranking and the definition of "Senior Indebtedness" and a summary of the subordination provisions applicable to such subordinated debt securities;

  •
  if the amount of payments on the series of debt securities may be determined with reference to an index, formula or other method or methods (any of those debt securities being referred to as "Indexed Securities") and the manner used to determine those amounts; and

  •
  any other terms of debt securities of the series.

        Unless otherwise set forth in this prospectus or any prospectus supplement relating to the offering of debt securities, as used in this prospectus and any prospectus supplement relating to the offering of debt securities, references to the principal of and premium, if any, and interest, if any, on the series of debt securities include the payment of Additional Amounts, if any, required by the series of debt securities in that context.

        Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        If the purchase price of any debt securities is payable in a foreign currency or currency unit or if the principal of, or premium, if any, or interest, if any, on any of the debt securities is payable in a foreign currency or currency unit, the specific terms of those debt securities and the applicable foreign currency or currency unit will be specified in the prospectus supplement relating to those debt securities.

        The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. If expressly provided in the applicable prospectus supplement, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series or establish additional or different terms of that series.

Registration, transfer, payment and paying agent

        Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that we may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer securities may not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person, as defined below, other than offices located outside the United States of specified United States financial institutions. "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. "United States" means the United States of America, including the states thereof and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction. Purchasers of bearer securities will be subject to certification procedures and may be affected by limitations under United States tax laws. The applicable procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer securities.

        Unless otherwise indicated in the applicable prospectus supplement, registered securities will be issued in denominations of $1,000 or any integral multiple of $1,000, and bearer securities will be issued in denominations of $5,000.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other types of securities, at an office or agency maintained by us and specified in the applicable prospectus supplement. However, we, at our option, may make payments of interest on any registered security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other types of securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

        Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on bearer securities will be made, subject to any applicable laws and regulations, at an office or agency outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer securities on any interest payment date will be made only against surrender of the coupon relating to that interest payment date. Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, if any, or interest, if any, with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained with a bank located in the United States. However, if any bearer securities are payable in U.S. dollars, payments on those bearer securities may be made at the corporate trust office of the relevant trustee or at any office or agency designated by us, if, but only if, payment of the full amount due on the bearer securities for principal, premium, if any, or interest, if any, at all offices outside of the United States maintained for that purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

        Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

  •
  register the transfer of or exchange any registered security, or portion of any registered security, selected for redemption, except the unredeemed portion of any registered security being redeemed in part;

  •
  exchange any bearer security selected for redemption, except to exchange a bearer security for a registered security of that series of like tenor and terms that is simultaneously surrendered for redemption; or

  •
  issue, register the transfer of or exchange a debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Ranking of debt securities; holding company structure

        The senior debt securities of each series will be our unsecured unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities of each series will be our unsecured obligations and will be subordinated in right of payment to all of our existing and future Senior Indebtedness (which term will be defined in the prospectus supplement relating to such series of subordinated debt securities). The subordinated debt securities of any series may be our senior subordinated or subordinated obligations, or may have such other ranking as is described in the applicable prospectus supplement. Accordingly, the subordinated debt securities of any series may rank, in priority of payment, senior to, on a parity with or junior to any other series of subordinated debt securities and the definition of "Senior Indebtedness" applicable to any series of subordinated debt securities may be different from the definition of "Senior Indebtedness" applicable to any other series of subordinated debt securities. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement will describe the subordination provisions and set forth the definition of "Senior Indebtedness" applicable to such subordinated debt securities, and such prospectus supplement or the information incorporated or deemed to be incorporated by reference herein will set forth the approximate amount of such Senior Indebtedness outstanding as of a recent date.

        There are no limitations in the indenture on the issuance or incurrence of indebtedness (including Senior Indebtedness) by us or our subsidiaries.

        The debt securities are exclusively our obligations. Although we own some of our consolidated assets directly, a substantial majority of our consolidated assets are held by our subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities, will depend to a substantial degree on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide cash, whether in the form of dividends, loans, or otherwise, to pay amounts due on our obligations, including the debt securities. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the debt securities or to make any funds available for that purpose. In addition, dividends, loans or other distributions from our subsidiaries to us may be subject to contractual and other restrictions, are dependent upon the results of operations of our subsidiaries and are subject to other business considerations.

        Because of our holding company structure, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. However, even if we are a creditor of one of our subsidiaries, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. Although some of our debt instruments impose limitations on the incurrence of additional indebtedness, our subsidiaries retain the ability to incur substantial additional indebtedness and other obligations.

        We are currently a party to an unsecured revolving credit agreement providing for aggregate borrowings of up to $430 million and expiring on March 30, 2005 (the "Credit Facility"). The Credit Facility permits borrowings to be made by both Edwards Lifesciences Corporation and some of our subsidiaries. As of March 31, 2004, we had total borrowings of approximately $184.4 million outstanding under the Credit Facility. Of the borrowings outstanding under the Credit Facility,

$75.0 million had been borrowed by Edwards Lifesciences Corporation and $109.4 million had been borrowed by some of our subsidiaries. We have guaranteed the borrowings by our subsidiaries under the Credit Facility.

        At March 31, 2004, our consolidated subsidiaries had approximately $282.9 million of outstanding indebtedness and other liabilities, excluding indebtedness and other liabilities owed to us or to other subsidiaries but including $109.4 million of borrowings under the Credit Facility. In addition, our Credit Facility requires that domestic subsidiaries whose aggregate net revenue and aggregate net tangible assets equal or exceed 95% of our consolidated net revenues and consolidated net tangible assets, as defined under the Credit Facility, guarantee all borrowings, letters of credit and other obligations under our Credit Facility, including borrowings and other obligations of our subsidiaries. In addition, at December 31, 2003 our consolidated subsidiaries were obligated under operating lease agreements to make future minimum lease payments aggregating approximately $36.6 million.

Outstanding debt securities

        In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be declared due and payable upon a declaration of acceleration of the original issue discount security as of the date of the determination,

  •
  the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal face amount of the Indexed Security determined on the date of its original issuance,

  •
  the principal amount of a debt security denominated in a foreign currency that shall be deemed to be outstanding for these purposes shall be the U.S. dollar equivalent, determined on the date of original issue of the debt security, of the principal amount of the debt security, and

  •
  a debt security owned by us or any obligor on the debt security or any affiliate of ours or the other obligor shall be deemed not to be outstanding.

Redemption and repurchase

        The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by us at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption or option to repurchase any series of debt securities.

Conversion and exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock or preferred stock or other debt securities will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.

Covenants of Edwards Lifesciences

        Merger, Consolidation and Transfer of Assets.    The indenture provides that we will not, in any transaction or series of related transactions, consolidate or merge with or into any other person or sell, lease, assign, transfer or otherwise convey all or substantially all of our properties and assets to any other person unless:

  •
  either (1) we shall be the continuing person (in the case of a merger) or (2) the successor person (if other than us) formed by the consolidation or into which we are merged or which acquires by sale, lease, assignment, transfer or other conveyance all or substantially all of our properties and assets is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the indenture and the due and punctual performance of all of our other obligations under the indenture and the debt securities outstanding thereunder;

  •
  immediately after giving effect to such transaction or transactions, no Event of Default under the indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the indenture, shall have occurred and be continuing; and

  •
  the trustee shall have received the officers' certificate and opinion of counsel called for by the indenture.

        Upon any consolidation by us with, or our merger into, any other person or any sale, assignment, transfer, lease or conveyance of all or substantially all of our properties and assets to any person in accordance with the provisions of the indenture described above, the successor person formed by the consolidation or into which we are merged or to which the sale, assignment, transfer, lease or other conveyance is made shall succeed to, and be substituted for, us and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named as us therein; and thereafter, except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the indenture and the debt securities issued under that indenture.

        Maintenance of Properties.    The indenture provides that we will cause all of our material properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection with such property may be properly and advantageously conducted at all times. However, this covenant will not prohibit us from discontinuing the operation and maintenance of any of our properties if we determine that such discontinuance is desirable in the conduct of our business.

        Payment of Taxes and Other Claims.    The indenture provides that we will pay or discharge, before the same become delinquent (1) all material taxes, assessments and governmental charges levied or imposed upon us or upon our income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a material lien upon any of our material properties. However, we are not required to pay or discharge any tax, assessment, charge or claim whose amount, applicability or validity is being contested by us in good faith by appropriate proceedings.

        Other.    Any other covenants applicable to the debt securities of any series will be specified in the applicable prospectus supplement.

Events of default

        Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the indenture as being:

  (1)
  default in payment of any interest on, or any Additional Amounts payable in respect of any interest on, any of the debt securities of that series when due (whether or not, in the case of any subordinated debt security of that series, such payment is prohibited by the subordination provisions applicable thereto), and continuance of such default for a period of 30 days;

  (2)
  default in payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or in shares of our common stock or other securities or property), whether or not, in the case of any subordinated debt security of that series, such payment is prohibited by the subordination provision applicable thereto;

  (3)
  default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series, whether or not, in the case of any subordinated debt security of that series, such deposit or payment is prohibited by the subordination provision applicable thereto;

  (4)
  default in the delivery of any shares of common stock, together with cash in lieu of fractional shares, or any other securities or property (including cash) when required to be delivered upon conversion of any convertible debt security of such series or upon the exchange of any debt security of such series which is exchangeable for other securities or property (whether or not, in the case of any subordinated debt security of that series, such delivery is prohibited by the subordination provisions applicable thereto), and continuance of such default for a period of 10 days; or

  (5)
  default by us in the performance, or breach, of any other covenant or warranty in the indenture or in any debt security of that series, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, and continuance of that default or breach (without that default or breach having been cured or waived) for a period of 60 days after notice to us by the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;

  (6)
  default under any of our instruments evidencing indebtedness for borrowed money which results in the acceleration of such indebtedness for borrowed money in an aggregate amount in excess of $25,000,000 without such acceleration having been rescinded or annulled or such indebtedness having been discharged within 60 days after notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding securities of that series;

  (7)
  specified events of bankruptcy, insolvency or reorganization with respect to us; or

  (8)
  any other Event of Default established for the debt securities of that series.

        No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee will mail to all holders of the debt securities of that series notice of that default if known to the trustee, unless that default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to the debt securities of that series, except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, if the trustee, our directors, a duly constituted committee of our board and/or a trust committee of our directors considers it in the best interest of the holders to do so. As used in this paragraph, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series.

        The indenture provides that if an Event of Default with respect to any series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. However, upon specified conditions, the holders of not less than a majority in aggregate principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences.

        Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee reasonable indemnity. Subject to the foregoing, holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indenture requires the annual filing by us with the trustee of a certificate which states whether or not we are in default under the terms of the indenture.

        Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, waivers and meetings

        The indenture permits us and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the indenture. However, no such modification or amendment shall, among other things,

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities issued under the indenture,

  •
  reduce the principal of or any premium on any debt securities or reduce the rate of interest on or the redemption or repurchase price of any debt security, or any Additional Amounts with respect to any debt securities, or any premium payable upon the redemption of any debt securities, or change our obligation to pay Additional Amounts,

  •
  reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity of any debt security,

  •
  adversely affect any right of repayment or repurchase at the option of any holder,

  •
  change any place where or the currency in which debt securities are payable,

  •
  impair the holder's right to institute suit to enforce the payment of any debt securities on or after their stated maturity or, in the case of any debt security which is convertible into or exchangeable for other securities, to enforce the right to convert or exchange that debt security in accordance with its terms,

  •
  reduce the percentage of debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the indenture and their consequences,

  •
  solely in the case of a series of subordinated debt securities, modify any of the subordination provisions applicable thereto or the definition of Senior Indebtedness applicable thereto in a manner materially adverse to the holders of such subordinated debt securities,

  •
  reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities, or

  •
  make any change that adversely affects in any material respect the right, if any, to convert or exchange debt securities for other securities or property,

without in each case obtaining the consent of the holder of each outstanding debt security issued under such indenture affected by the modification or amendment.

        The indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture, among other things:

  •
  to evidence the succession of another person to us under the indenture and the assumption by that successor of our covenants contained in the indenture and the debt securities;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us in the indenture with respect to all or any series of debt securities issued under the indenture;

  •
  to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;

  •
  to establish the form or terms of debt securities of any series and any related coupons, including, without limitation, subordination provisions applicable to subordinated debt securities and conversion and exchange provisions applicable to debt securities which are convertible into or exchangeable for other securities or property and any deletions from or additions or changes to the indenture in connection therewith so long as those deletions, additions and changes are not applicable to any other series of debt securities then outstanding;

  •
  to cure any ambiguity or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture or to make any other changes, amendments or supplements to the indenture which shall not adversely affect the interests of the holders of the debt securities of any series then outstanding in any material respect;

  •
  to modify any provision of the indenture or the securities in order to conform that provision to the description thereof set forth in this prospectus or any applicable prospectus supplement;

  •
  to add any additional Events of Default with respect to all or any series of debt securities;

  •
  to amend or supplement any provision contained in the indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision; or

  •
  in the case of any series of debt securities which are convertible into or exchangeable for common stock or other securities or property, to safeguard or provide for the conversion or exchange rights of those debt securities in the event of any reclassification or change of our common stock or in the event of any merger, consolidation or other business combination transaction specified in the indenture involving us, if expressly required by the terms of that series of debt securities.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some of the restrictive provisions of the indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

        The indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the trustee, and also, upon our request, or the request of holders of at least 10% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding debt securities of a series, subject to exceptions.

Discharge, defeasance and covenant defeasance

        Unless otherwise provided in the applicable prospectus supplement, upon our direction, the indenture will cease to be of further effect with respect to any series of debt securities issued under the indenture specified by us, subject to the survival of specified provisions of the indenture, including the obligation to pay Additional Amounts to the extent described below, when:

  •
  either

          (A)  all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

          (B)  all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any to the date of this deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

  •
  we have paid all other sums due and payable under the indenture with respect to the debt securities of that series; and

  •
  the trustee has received an officers' certificate and an opinion of counsel called for by the indenture.

        If the debt securities of any series provide for the payment of Additional Amounts, we will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities.

        Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities either:

  •
  to defease and be discharged from all of our obligations with respect to that series of debt securities ("defeasance"), except for, among other things:

          (1)   the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on that series of debt securities,

          (2)   the obligations to register the transfer or exchange of those debt securities,

          (3)   the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities,

          (4)   the obligation to maintain an office or agency in respect of that series of debt securities,

          (5)   the obligation to hold moneys for payment in trust, and

          (6)   the obligation, if applicable, to repurchase or repay debt securities of that series at the option of the holders or to exchange or convert debt securities of that series into other securities or property in accordance with their terms, or

  •
  to be released from our obligations with respect to the debt securities of such series under specified covenants in the indenture and, if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an Event of Default with respect to that series of debt securities ("covenant defeasance"), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in U.S. dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for those payments.

        The defeasance or covenant defeasance described above shall only be effective if, among other things:

  •
  it shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or are bound;

  •
  in the case of defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that:

          (A)  we have received from or there has been published by the Internal Revenue Service a ruling, or

          (B)  since the date of the indenture there has been a change in applicable federal income tax law,

    in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

  •
  in the case of covenant defeasance, we shall have delivered to the relevant trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

  •
  if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of that series provided those debt securities are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date; and

  •
  no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to debt securities of that series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

        Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series,

          (A)  the holder of a debt security of that series is entitled to, and does, elect under the indenture or the terms of that debt security to receive payment in a currency other than the currency in which the deposit has been made, or

          (B)  a Conversion Event, as defined below, occurs in respect of the Foreign Currency in which the deposit has been made,

the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of and premium, if any, and interest, if any, on that debt security as it becomes due out of the proceeds yielded by converting the amount deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or Conversion Event based on (x) in the case of payments made under clause (A) above, the applicable market exchange rate for the Foreign Currency in effect on the second business day before the payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for the Foreign Currency in effect, as nearly as feasible, at the time of the Conversion Event.

        "Conversion Event" means the cessation of use of:

  •
  a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or

  •
  any currency unit or composite currency for the purposes for which it was established.

        In the event we effect covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or Government Obligations deposited with the relevant trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

        Upon the effectiveness of satisfaction and discharge, defeasance or covenant defeasance with respect to the subordinated debt securities of any series, the subordination provisions of the indenture will cease to apply to the debt securities of that series.

        The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Definitions

        "Foreign Currency" means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such government.

        "Person" or "person" means any individual, Corporation, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Governing law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the trustees

        The Trust Indenture Act limits the rights of each trustee, if the trustee becomes a creditor of Edwards Lifesciences, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Each trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the indenture, or else resign as trustee.

DESCRIPTION OF CAPITAL STOCK

Authorized capital stock

        Our authorized capital stock consists of 350,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2004, there were 59,548,483 shares of common stock outstanding and there were no shares of preferred stock outstanding. However, our board of directors has authorized the issuance of a series of our preferred stock, initially consisting of 3,500,000 shares, designated as the Series A Junior Participating Preferred

Stock (the "Series A Preferred Stock"). The Series A Preferred Stock is issuable upon the exercise of rights issued under our stockholder rights plan. See "—Rights agreement" below. The following is a summary of some of the provisions of our certificate of incorporation, bylaws and rights agreement (as defined below) and the Delaware General Corporation Law. This summary is not complete and is subject to, and is qualified in its entirety by reference to, our certificate of incorporation, bylaws and rights agreement. For more complete information, you should read our certificate of incorporation, bylaws and rights agreement, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and may be obtained as described below under "Available Information" and "Incorporation of Documents by Reference."

Common stock

        The holders of our common stock are entitled to one vote for each share of common stock on all matters submitted to a vote of the holders of our common stock. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required for all actions to be taken by the holders of our common stock, except for the election of directors, which requires a plurality of the shares present in person or represented by proxy and entitled to vote at the meeting, and amendments of certain provisions of the certificate of incorporation and bylaws as described below under "—Certain anti-takeover effects of our certificate of incorporation and bylaws—Amendment of certain provisions of the certificate of incorporation and bylaws." Our stockholders do not have cumulative voting rights in the election of directors.

        The holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for dividends, subject to any preferential dividend rights of any outstanding shares of our preferred stock. However, our current policy is not to pay cash dividends on our common stock. If there is a liquidation, dissolution or winding-up of our company, we will distribute our assets that are legally available for distribution to stockholders ratably among the holders of our common stock outstanding at that time, subject to prior distribution rights of creditors and to any preferential rights of any outstanding shares of our preferred stock, and subject to the rights of the Series A Preferred Stock, if issued and outstanding.

Preferred stock

        Under our certificate of incorporation, our board of directors is authorized, without stockholder approval, to cause the issuance of preferred stock, in one or more series. Our board of directors is authorized to determine the designations, powers, preferences and rights of any series of preferred stock, and any qualifications, limitations or restrictions of any series of preferred stock to the extent permitted by Delaware law. As described below under "—Rights agreement," our board of directors has designated a series of preferred stock, the Series A Preferred Stock, in connection with our rights agreement. The issuance of preferred stock by action of our board of directors could adversely affect the voting power, dividend rights and other rights of the holders of our common stock. Issuance of a series of preferred stock could also, depending on the terms of the series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. When issuing preferred stock, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that the stockholders might believe to be in our or our stockholders' best interests or in which stockholders might receive a premium for their stock over the then prevailing market price.

        The applicable prospectus supplement will describe the terms of any series of preferred stock being offered, including (to the extent such terms are applicable to such series of preferred stock):

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  the number of shares and designation or title of such series of preferred stock;

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  the dividend rights and preferences of such series;

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  when and at what price the shares of such series may be redeemed;

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  the rights and preferences of such series in the event of our liquidation, dissolution or winding up;

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  voting powers in addition to those voting powers prescribed by law;

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  whether the shares of such series shall be convertible into or exchangeable for shares of any other securities;

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  the terms and conditions of any purchase, retirement or sinking fund which may be provided for the shares of such series; and

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  any other designations, powers, preferences and rights of such series of preferred stock and the qualifications, limitations or restrictions thereof.

Rights agreement

        We are a party to a rights agreement dated as of March 31, 2000 (which we refer to as the rights agreement) with EquiServe Trust Company, N.A., as rights agent. Each share of outstanding common stock currently has associated therewith one preferred share purchase right (a right) issued pursuant to the rights agreement. In addition, each share of common stock that is issued after the date of this prospectus but before the earlier of the Rights Distribution Date (as defined below), the date, if any, that the rights are redeemed or exchanged or the date the rights expire, will also have an associated right. Upon the occurrence of specified events, each right will entitle the registered holder to purchase from us 1/100th of a share of the Series A Preferred Stock for $80, subject to the adjustments specified in the rights agreement. No shares of Series A Preferred Stock are currently outstanding. The terms of the rights are set forth in the rights agreement.

        The rights are not currently exercisable. The rights become exercisable upon the earliest to occur of:

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  10 days after the date of first public announcement that any Person (as defined in the rights agreement) who or which, together with all Affiliates and Associates (each as defined in the rights agreement) of such Person has become the Beneficial Owner (as defined in the rights agreement) of 15% or more of the shares of our common stock then outstanding, subject to certain exceptions (which we refer to as an Acquiring Person); and

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  10 business days, or such later date as may be determined by our board of directors prior to the time any Person becomes an Acquiring Person, after a tender or exchange offer by such Person is first published, sent or given if, upon the consummation of the tender or exchange offer, that Person would be the Beneficial Owner of 15% or more of the shares of our common stock then outstanding.

The earliest of the dates specified in the preceding sentence is called the "Rights Distribution Date."

        Until the rights become exercisable, they will only be represented by the stock certificates for our common stock and will not trade independently of our common stock. If the rights become exercisable, separate certificates representing the rights will be distributed to holders and the rights will then trade independently from our common stock. Until a right is exercised, the holder of the right, as such, will have no rights as our stockholder, including, without limitation, the right to vote or to receive dividends, if any. The rights will expire in 2010, unless the expiration date is extended or unless the rights are earlier redeemed or exchanged by us, as described below. The rights are protected by certain anti-dilution adjustments.

        Subject to the rights of any series of preferred stock ranking prior and superior to the Series A Preferred Stock with respect to dividends, holders of Series A Preferred Stock will be entitled to receive, when, as and if declared by our board of directors out of funds legally available for the purpose, quarterly dividends in an amount per share equal to the greater of (a) $0.01 and (b) subject to specified possible adjustments, 100 times the aggregate per share amount of all dividends (subject to certain exceptions) declared on our common stock since the immediately preceding quarterly dividend payment date or, with respect to the first quarterly dividend, since the first issuance of any Series A Preferred Stock. Subject to specified possible adjustments, each share of Series A Preferred Stock will entitle the holder to 100 votes on all matters submitted to a vote of our stockholders. Except as otherwise provided in our certificate of incorporation or bylaws, the holders of shares of Series A Preferred Stock and the holders of shares of our common stock will vote collectively as one class on all matters submitted to a vote of our stockholders. If at any time dividends on any Series A Preferred Stock are in arrears in an amount equal to six quarterly dividends on the Series A Preferred Stock, then, until all accrued and unpaid dividends for all previous quarterly dividend periods and for the then current quarterly dividend period on all outstanding shares of Series A Preferred Stock shall have been declared and paid or set apart for payment, all holders of our preferred stock (including holders of our Series A Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, will have the right to elect two of our directors. Whenever quarterly dividends or other distributions on the Series A Preferred Stock are in arrears, we may not, among other things, pay dividends on, redeem or purchase any shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock. The Series A Preferred Stock ranks junior to all other series of our preferred stock as to the payment of dividends and distribution of assets, unless the terms of such other series provide otherwise.

        If we enter into a consolidation, merger, combination or other transaction in which shares of our common stock are exchanged for or changed into other stock or securities, cash or other property, then the Series A Preferred Stock will be exchanged for or changed into an amount per share equal to 100 times (subject to specified possible adjustments) the aggregate amount of stock, securities, cash or other property for which a share of common stock is exchanged or changed.

        Upon any liquidation, dissolution or winding up of our company, no distribution will be made to the holders of shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless the holders of the Series A Preferred Stock have received $100 per share, plus accrued and unpaid dividends, whether or not declared, to the date of payment. Following the payment of such liquidating distribution to the holders of our Series A Preferred Stock, no additional distributions shall be made to holders of Series A Preferred Stock unless the holders of our common stock shall have received an amount per share equal to 1/100th (subject to specified possible adjustments) of the liquidating distribution paid per share of Series A Preferred Stock. Following the payment of this amount to the holders of our common stock and the payment of any liquidation preferences of any other capital stock ranking prior to or on a parity with the Series A Preferred Stock, holders of Series A Preferred Stock and holders of our common stock shall receive their ratable and proportionate share of our remaining assets, if any, to be distributed in such proportion as each share of Series A Preferred Stock shall receive 100 times (subject to specified possible adjustments) of the amount distributed per share of common stock.

        The Series A Preferred Stock will be protected by specified anti-dilution adjustments and is not redeemable.

        If any Person becomes an Acquiring Person, each holder of a right, other than rights beneficially owned by the Acquiring Person which will be void, will have the right to receive upon exercise of the right the number of shares of our common stock having a market value of two times the exercise price of the right. If we are acquired in a merger or other business combination transaction or 50% or more of our aggregate assets, cash flow or earning power are sold after a person or group of affiliated or associated persons has become an Acquiring Person, each holder of a right will have the right to receive, upon the exercise of the right, the number of shares of common stock of the acquiring company that at the time of the transaction has a market value of two times the exercise price of the right.

        At any time after any Person becomes an Acquiring Person and prior to the acquisition by such Person, together with its Affiliates and Associates, of 50% or more of the then outstanding shares of our common stock, our board of directors may exchange the rights, other than rights that have become void, in whole or in part, at an exchange ratio of one share of our common stock per right, or 1/100th of a share of Series A Preferred Stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges) per right, subject to adjustment.

        In general, we may redeem the rights in whole, but not in part, at a price of $0.01 per right at any time until the earlier of the tenth day following the first date of public announcement that an Acquiring Person has become such and the expiration date of the rights. Immediately upon the board of directors' authorization of a redemption, the rights will terminate and the only right of the holders of the rights will be to receive the redemption price.

        The rights have an anti-takeover effect because the rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The rights should not interfere with any merger or other business combination approved by our board of directors because the rights may be redeemed by us under certain circumstances.

Certain anti-takeover effects of our certificate of incorporation and bylaws

        Our certificate of incorporation and bylaws contain provisions that could make it more difficult for a third party to acquire us by means of a tender offer, proxy contest or otherwise.

Classified board of directors

        Our certificate of incorporation provides that our directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, will be divided into three classes of directors, as nearly equal in number as possible, and with each class serving a staggered three-year term. The classification of directors will make it more difficult to change the composition of our board of directors. At least two annual meetings of stockholders, instead of one, will be required to change a majority of our board of directors. The classification provisions could have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and the holders of our common stock and our other securities. In addition, the classification of our board of directors could increase the likelihood that incumbent directors will retain their positions. Accordingly, holders of our common stock and, possibly, of our other securities could be deprived of certain opportunities to sell their shares or other securities at a higher market price than they might otherwise obtain.

Number of directors; filling vacancies; removal

        Our certificate of incorporation provides that our board of directors will fix the number of directors, subject to any rights of holders of preferred stock or any series thereof to elect additional directors under specified circumstances. In addition, the certificate of incorporation provides that any vacancy that results from an increase in the number of directors, or for any other reason, may be filled by a majority of directors then in office, although less than a quorum, or by a sole remaining director, subject to any rights of holders of our preferred stock. Accordingly, our board of directors could prevent a holder of our common stock from increasing the size of the board of directors and filling the newly created directorships with that stockholder's own nominees. Our certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock, a director may be removed from office only for cause and only by the affirmative vote of at least a majority of the then outstanding shares entitled to vote for the election of that director.

No stockholder action by written consent; special meetings

        Our certificate of incorporation prohibits stockholder action by written consent in lieu of a meeting. Our bylaws do not permit stockholders to call special meetings of the stockholders.

        The provisions of our certificate of incorporation prohibiting stockholder action by written consent may have the effect of delaying or preventing consideration of a stockholder proposal. These provisions would also prevent the holders of a majority of our common stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder could not force stockholder consideration of a proposal by calling a special meeting of stockholders.

Advance notice of stockholder nominations and stockholder proposals required

        Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders. These provisions also state that only stockholders of record, or beneficial owners of common stock, as of specified dates may make nominations for directors or propose other business for consideration at a meeting.

        These provisions may preclude a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed. In addition, these procedures may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal.

Amendment of certain provisions of the certificate of incorporation and bylaws

        Our certificate of incorporation provides that the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, is required for any stockholder-initiated proposal to amend, repeal, or adopt any provisions inconsistent with the provisions of our bylaws or certificate of incorporation relating to:

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  the prohibition of stockholder action without a meeting;

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  the ability of the board of directors to fix the number of directors and to fill certain vacancies on the board of directors;

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  the inability of stockholders to remove directors other than for cause; and

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  the classified board of directors.

        Our bylaws may be amended by the affirmative vote of a majority of the directors present at any meeting at which a quorum is present or by the affirmative vote of the holders of at least 80% of our outstanding shares of capital stock entitled to vote in elections of our directors considered as one class.

        These super-majority voting requirements have the effect of making more difficult any amendment by stockholders of the bylaws or of any of the provisions of the certificate of incorporation described above, even if a majority of our stockholders believe that an amendment would be in their best interests.

Delaware takeover statute

        We are subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that, in general and subject to the exceptions specified in that section, a corporation may not engage in any business combination with any interested stockholder, as defined, for a three-year period following the time that such stockholder became an interested stockholder unless:

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  prior to that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

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  at or subsequent to that time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting or stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

        Subject to exceptions specified in Section 203 of the Delaware General Corporation Law, an "interested stockholder" is defined, in general, to include:

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  any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether that person is an interested stockholder; and

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  the affiliates and associates of any person described in the preceding bullet point.

Section 203 of the Delaware General Corporation Law may make it more difficult for a person who would be an interested stockholder to effect various business combinations with us.

Transfer agent and registrar

        Equiserve Trust Company, N.A. is the transfer agent and registrar for the common stock.

DESCRIPTION OF DEPOSITARY SHARES

        We may offer depositary shares representing fractional interests in any series of our preferred stock. In connection with the issuance of any depositary shares, we will enter into a deposit agreement (which we refer to as a deposit agreement) with a bank or trust company, as depositary (which we refer to with respect to such deposit agreement as the depositary), which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement.

        We have summarized selected provisions of the deposit agreement, the depositary shares and depositary receipts relating to any series of our preferred stock below. This summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the deposit agreement and the related depositary receipts. Forms of the deposit agreement and the depositary receipts have been or will be filed or incorporated by references as exhibits to registration statement of which this prospectus is part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies of those exhibits as described under "Available Information" in this prospectus.

        The following summary provides some general terms of the deposit agreement, depositary shares and depositary receipts to which any prospectus supplement may relate. Other specific terms of such deposit agreement, depositary shares and depositary receipts will be described in the applicable prospectus supplement.

        To the extent that any particular terms of the deposit agreement, depositary shares or depositary receipts described in the prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus will deemed to have been superseded by the terms described in that prospectus supplement.

General

        We may, at our option, elect to offer fractional shares of our preferred stock rather than full shares of our preferred stock. In the event such option is exercised, we will cause the applicable depositary to issue depositary receipts evidencing the related depositary shares, each of which will represent a fractional interest (to be set forth in the applicable prospectus supplement) of a share of our preferred stock as described below.

        The shares of any series of our preferred stock represented by depositary shares will be deposited under a separate deposit agreement between us and the applicable depositary, which shall be a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each holder of a depositary receipt will be entitled, in proportion to the applicable fraction of a share of our preferred stock represented by the related depositary share, to all the rights and preferences of the preferred stock represented thereby (including, if applicable and subject to the matters discussed below, dividend, voting, redemption, conversion and liquidation rights).

        Depositary shares may be issued in respect of any series of our preferred stock. Immediately prior to the issuance of our depositary shares, we will deposit shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts.

        Reference is made to the applicable prospectus supplement relating to the depositary shares offered thereby for their specific terms, including, where applicable:

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  the terms of the series of preferred stock deposited by us under the related deposit agreement, the number of such depositary shares and the fraction of one share of such preferred stock represented by one such depositary share;

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  whether such depositary shares will be listed on any securities exchange; and

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  any other specific terms of such depositary shares and the related deposit agreement.

        Depositary receipts may be surrendered for transfer or exchange at any office or agency of the relevant depositary maintained for that purpose, subject to the terms of the related deposit agreement. Unless otherwise specified in the applicable prospectus supplement, depositary receipts will be issued in denominations evidencing any whole number of depositary shares. No service charge will be made for any permitted transfer or exchange of depositary receipts, but we or the depositary may require payment of any tax or other governmental charge payable in connection therewith.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and other distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the deposited shares of preferred stock to the record holders of depositary receipts relating to such preferred stock in proportion, insofar as possible, to the numbers of such depositary shares owned by such holders on the relevant record date. The depositary will distribute only such amount, however, as can be distributed without distributing to any holder of depositary receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the depositary for distribution to record holders of those depositary receipts.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto in proportion, insofar as possible, to the number of depositary shares owned by such holders on the relevant record date. If, however, the depositary determines that it is not feasible to make such distribution, it may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of such property and the distribution of the net proceeds from such sale to such holders.

        The deposit agreement may also contain provisions relating to the manner in which any subscription or similar rights offering offered by us to holders of the related series of preferred stock will be made available to holders of depositary receipts.

        The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption and repurchase of shares of preferred stock

        If a series of preferred stock represented by depositary shares is redeemable and is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price and any other amounts or property per share payable with respect to the shares of preferred stock so redeemed. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed, provided that we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus any other amounts or property payable with respect to the shares to be so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary. If the depositary shares evidenced by a depositary receipt are to be redeemed in part only, a new depositary receipt will be issued for any depositary shares not so redeemed.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the related depositary receipts with respect to the depositary shares so called for redemption will cease, except the right to receive any monies or other property payable upon redemption upon surrender of such depositary receipts to the depositary.

        Depositary shares, as such, are not subject to repurchase by us at the option of the holders. Nevertheless, if the preferred stock represented by depositary shares are subject to repurchase at the option of the holders, the related depositary receipts may be surrendered by the holders thereof to the depositary with written instructions to the depositary to instruct us to repurchase the preferred stock represented by the depositary shares evidenced by such depositary receipts at the applicable repurchase price specified in the related prospectus supplement. Upon receipt of such instructions and subject to our having funds legally available therefor, we will repurchase the requisite whole number of shares of such preferred stock from the depositary, who in turn will repurchase such depositary receipts. Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of depositary shares representing one or more whole shares of the related preferred stock. The repurchase price per depositary share will be equal to the repurchase price and any other amounts or property per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be repurchased in part only, one or more new depositary receipts will be issued for any depositary shares not to be repurchased.

Withdrawal of shares of preferred stock

        Any holder of depositary receipts may, upon surrender of the depositary receipts at the applicable office or agency of the depositary (unless the related depositary shares have previously been called for redemption), receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts. Holders of depositary receipts making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement, but holders of such whole shares of preferred stock will not thereafter be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts therefor. If the depositary receipts surrendered by the holder in connection with such withdrawal evidence a number of depositary shares in excess of the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting of deposited preferred stock

        Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the applicable depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts relating to such series of preferred stock. Each record holder of such depositary receipts on the record date (which will be the same date as the record date for the relevant series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares representing such shares of preferred stock.

Conversion and exchange of shares of preferred stock

        If the shares of preferred stock represented by depositary shares are exchangeable at our option for other securities, then, whenever we exercise our option to exchange all or a portion of such preferred stock held by the depositary, the depositary will exchange as of the same date a number of such depositary shares representing such preferred stock so exchanged for the securities for which such preferred stock are exchangeable, provided we shall have issued and deposited with the depositary the securities for which such shares of preferred stock are to be exchanged. The exchange rate per depositary share shall be equal to the exchange rate per share of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all of the depositary shares are to be exchanged, the depositary shares to be exchanged will be selected by the depositary by lot or pro rata or other equitable method, in each case as may be determined by us. If the depositary shares evidenced by a depositary receipt are to be exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be exchanged.

        Depositary shares, as such, are not convertible or exchangeable at the option of the holders into other securities or property. Nevertheless, if the shares of preferred stock represented by depositary shares are convertible into or exchangeable for other Securities at the option of the holders, the related depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion or exchange, as the case may be, of the preferred stock represented by the depositary shares evidenced by such depositary receipts into such number or amount of other securities, in authorized denominations, as specified in the related prospectus supplement. We, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders such number or amount of other securities, in authorized denominations (and cash in lieu of any fractional Security). The exchange or conversion rate per depositary share shall be equal to the exchange or conversion rate per share of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and termination of deposit agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary receipts issued under any deposit agreement or the related depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of such depositary shares then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which such depositary shares may be listed). In no event may any such amendment impair the right of any holder of depositary receipts, subject to the conditions specified in the deposit agreement, to receive the related preferred stock upon surrender of such depositary receipts as described above. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

        The deposit agreement automatically terminates if

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  we have redeemed or repurchased all outstanding depositary shares issued thereunder;

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  each share of preferred stock deposited thereunder has been converted into or exchanged for other securities or has been withdrawn; or

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  there has been a final distribution in respect of the shares of preferred stock deposited thereunder in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of related depositary receipts.

Charges of depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the depositary in connection with the initial deposit of the relevant series of preferred stock or arising in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the deposit agreement to be for their accounts.

Resignation and removal of depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The depositary will forward to the holders of the applicable depositary receipts all reports and communications from us which are delivered to the depositary with respect to the deposited shares of preferred stock.

        Neither we nor the depositary will be liable if either party is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance of each parties' respective duties thereunder in good faith and without gross negligence and willful misconduct. The depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other person believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

        We may issue warrants, including warrants to purchase debt securities (which we refer to as debt warrants), as well as warrants to purchase common stock, preferred stock or depositary shares. Warrants may be issued independently or together with any such securities and may be attached to or separate from such shares of common stock, preferred stock or depositary shares. The warrants are to be issued under warrant agreements (each of which we refer to as a warrant agreement) to be entered into between us and a bank or trust company, as warrant agent (which we refer to as the warrant agent), all as shall be set forth in the prospectus supplement relating to the warrants being offered pursuant thereto.

        The following is a description of certain general terms and provisions of the warrants and the related warrant agreement to which any prospectus supplement may relate. This description is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable warrant agreement and the certificates evidencing such warrants. Forms of the warrant agreement and the certificates evidencing the related warrants have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies of those exhibits as described under "Available Information" in this prospectus.

        The following description sets forth general terms and provisions of the warrants and the related warrant agreement to which any prospectus supplement may relate. Certain other specific terms of those warrants and the related warrant agreement will be described in the applicable prospectus supplement. To the extent that any terms of the warrants or the related warrant agreement described in a prospectus supplement differ from any of the terms described below, then such terms described below shall be deemed to have been superseded by that prospectus supplement.

Debt warrants

        The applicable prospectus supplement will describe the terms of debt warrants offered thereby, including the following:

            (i)  the title of such debt warrants;

           (ii)  the aggregate number of such debt warrants;

          (iii)  the price or prices at which such debt warrants will be issued;

          (iv)  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants, and the procedures and conditions relating to the exercise of such debt warrants;

           (v)  if applicable, the aggregate principal amount and terms of any related debt securities with which such debt warrants are issued, the number of such debt warrants issued with each such debt security, and the date, if any, on and after which such debt warrants and the related debt securities will be separately transferable;

          (vi)  the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which such principal amount of debt securities may be purchased upon such exercise;

         (vii)  the date on which the right to exercise such debt warrants will commence, and the date on which such right will expire;

        (viii)  the maximum or minimum number, if any, of such debt warrants which may be exercised at any time;

          (ix)  if applicable, a discussion of any material federal income tax considerations; and

           (x)  any other terms of such debt warrants and terms, procedures and limitations relating to the exercise of such debt warrants.

Other warrants

        We may also issue warrants to purchase preferred stock, common stock or depositary shares. The applicable prospectus supplement will describe the terms of any such warrants, including the following:

            (i)  the title of such warrants;

           (ii)  the aggregate number of such warrants;

          (iii)  the price or prices at which such warrants will be issued;

          (iv)  the type and amount of preferred stock, common stock or depositary shares purchasable upon exercise of such warrants and, if applicable, the terms of such securities, and the procedures and conditions relating to the exercise of such warrants;

           (v)  if applicable, the designation and terms of the common stock, preferred stock or depositary shares with which such warrants are issued, the number of such warrants issued with each such security, and the date, if any, on and after which such warrants and the related securities will be separately transferable;

          (vi)  the amount of preferred stock, common stock or depositary shares purchasable upon exercise of each such warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which such securities may be purchased upon such exercise;

         (vii)  the date on which the right to exercise such warrants will commence, and the date on which such right will expire;

        (viii)  the maximum or minimum number, if any, of such warrants which may be exercised at any time;

          (ix)  if applicable, a discussion of any material federal income tax considerations; and

           (x)  any other terms of such warrants and terms, procedures and limitations relating to the exercise of such warrants.

Exercise of warrants

        Each warrant will entitle the holder to purchase such principal amount of debt securities or number of other securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby, unless otherwise specified in that prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment of the exercise price and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining warrants.

No rights as holders of securities

        Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the debt securities, preferred stock, common stock or depositary shares purchasable upon such exercise and will not be entitled to receive any payments (including, without limitation, any payments of principal, interest, dividends or other distributions, as the case may be) on the securities purchasable upon such exercise.

Transfer and exchange

        Warrants may be surrendered for transfer or exchange for new warrants of authorized denominations at any office or agency of the relevant warrant agent maintained for that purpose, subject to the terms of the related warrant agreement. No service charge will be made for any permitted transfer or exchange of warrants, but we or the warrant agent may require payment of any tax or other governmental charge payable in connection therewith.

Denominations

        Unless otherwise specified in the applicable prospectus supplement, warrants will be issued in denominations evidencing any whole number of warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating or entitling holders to purchase from us, and us to sell to holders, a specified number of shares of our common stock at a future date or dates. The consideration per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula in the stock purchase contracts. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and shares of our preferred stock, our debt securities, debt obligations of third parties (including U.S. Treasury securities), any other security described in the applicable prospectus supplement or any combination of the foregoing, which may secure the holders' obligations to purchase the shares of our common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of stock purchase units or vice versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances, we may deliver newly issued prepaid stock purchase contracts, which are referred to as "prepaid securities," upon release to a holder of any collateral securing such holders' obligations under the original stock purchase contract. The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, any prepaid securities. Each stock purchase contract will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY ISSUANCE

        The securities offered by any prospectus supplement may be issued in whole or in part in book-entry form and represented by one or more global securities (which we refer to as global securities). Global securities will be deposited with or on behalf of a depositary (which we refer to as the global security depositary), identified in the applicable prospectus supplement relating to the series and will be registered in the name of the global security depositary or its nominee. Unless and until it is exchanged for securities in definitive certificated form under the limited circumstances described below or in any other circumstances that may be described in the applicable prospectus supplement, a global security may not be transferred except as a whole by the global security depositary to a nominee of the global security depositary or by a nominee of the global security depositary to the global security depositary or another nominee of the depositary or by the global security depositary or its nominee to a successor of the global security depositary or a nominee of the successor.

        Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, or "DTC," will act as global security depositary for any global securities. The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. We take no responsibility for these operations or procedures, and investors are urged to contact DTC directly to discuss these matters.

        DTC has advised us that DTC is:

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  a limited-purpose trust company organized under the New York Banking Law,

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  a "banking organization" within the meaning of the New York Banking Law,

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  a member of the Federal Reserve System,

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code, as amended, and

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  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds securities for its participants and facilitates post-trade settlement among its participants of sales and securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between accounts of its participants, thereby eliminating the need for physical transfer and delivery of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, which may include one or more of the underwriters, agents or dealers involved in the distribution of the applicable securities, banks and trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation or "DTCC," DTCC, in turn, is owned by a number of direct participants of DTC and Members of the National Securities Clearing Corporation Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to other entities such as banks, both U.S. and non-U.S. brokers, dealers, trust companies and clearing corporations (which we collectively refer to as indirect participants) that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The rules applicable to DTC participants are on file with the Securities and Exchange Commission.

        Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC's records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a "beneficial owner," is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

        To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC's partnership nominee, Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. DTC's participants are responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices will be sent to DTC or its nominee. If less than all of the applicable securities are being redeemed, DTC will determine the amount of the interest of each direct participant in the applicable securities to be redeemed in accordance with DTC's procedures.

        In any case where a vote may be required with respect to the applicable securities, neither DTC nor Cede & Co. will give consents for or vote those securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consent or voting rights of Cede & Co. or such other nominee as has been designated by DTC to those direct participants to whose accounts the applicable securities are credited on the record date identified in a listing attached to the omnibus proxy.

        Payments on global securities will be made to Cede & Co., as nominee of DTC or such other nominee as has been designated by DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the trustee on the relevant payment date in accordance with their respective holdings shown on DTC's records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC, its nominee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to Cede & Co. or such other nominee as has been designated by DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below or under such other circumstances as may be described in the applicable prospectus supplement, purchasers of securities will not be entitled to have those securities registered in their names and will not receive physical delivery of those securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under those securities and the applicable indenture or other instrument or agreement pursuant to which those securities were issued.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global securities.

        DTC is under no obligation to provide its services as depositary for any securities and may discontinue providing its service at any time. Neither we nor the trustees or agents, as the case may be, for the applicable securities will have any responsibility for the performance by DTC or its direct or indirect participants under the rules and procedures governing DTC.

        As noted above, beneficial owners of securities registered in book-entry form will not receive certificates representing their ownership interests in those securities. However, if:

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  the depositary for a global security notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary for that global security ceases to be a clearing agency registered as such under the Exchange Act, if so required by applicable law or regulation and we do not appoint a successor depositary within 90 days after we receive that notice or become aware of the depositary ceasing to be so registered, as the case may be,

  •
  we in our sole discretion determine that the applicable securities will no longer be represented by global securities, or

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  an event of default (if any) with respect to the applicable securities has occurred and is continuing,

we will issue and deliver definitive certificated securities in exchange for interests in the applicable global security. We anticipate that those definitive certificated securities will be registered in the name or names as the depositary instructs the trustee or transfer agent, as the case may be, for those securities and that those instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the applicable global securities.

        We obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

        We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of securities will be named in the applicable prospectus supplement. We have reserved the right to sell securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Sales of common stock may be effected from time to time in one or more transactions on the New York Stock Exchange or in negotiated transactions or a combination of those methods. We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a reasonable efforts basis and a dealer will purchase securities as a principal, and may then resell such securities at varying prices to be determined by the dealer.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, and to reimbursement by us for expenses.

        To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

AVAILABLE INFORMATION

        We are subject to the information reporting requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by us with the Securities and Exchange Commission pursuant to the requirements of the Exchange Act of 1934 may be read and copied at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional office located at 5670 Wilshire Blvd., Los Angeles, California 90036. Copies of such material also may be obtained from the Public Reference Section of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Securities and Exchange Commission's public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy statements and other information that we file with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov. We are a publicly held corporation and our common stock is traded on the New York Stock Exchange under the symbol "EW." Reports, proxy statements, and other information that we file with the Securities and Exchange Commission can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        Statements contained or incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

        We have elected to "incorporate by reference" certain information in this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed with the Securities and Exchange Commission. The following are hereby incorporated by reference into this prospectus:

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

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  Quarterly Report on Form 10-Q for the quarter ended March 31, 2004; and

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  Current Report on Form 8-K filed on April 22, 2004.

        In addition, all documents filed with the Securities and Exchange Commission by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and prior to the termination of the offering will be deemed to be incorporated by reference into this prospectus. However, any documents or portions thereof or any exhibits thereto that we furnish to, but do not file with, the Securities and Exchange Commission shall not be incorporated or deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document that is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a supplement hereto or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide without charge to each person to whom a copy of this prospectus is delivered upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference or deemed to be incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:

Edwards Lifesciences Corporation
One Edwards Way
Irvine, California 92614
Telephone: (949) 250-2500
Attention: Investor Relations

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon by Sidley Austin Brown & Wood LLP, Chicago, Illinois.

EXPERTS

        The financial statements of Edwards Lifesciences Corporation incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the fees and expenses to be incurred by the Registrant in connection with the registration of the securities covered by this registration statement. Except for the Securities and Exchange Commission registration fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$63,350
Printing and Engraving	$25,000
Trustees' Fees and Expenses	$0
Legal Fees and Expenses	$100,000
Accounting Fees and Expenses	$25,000
Miscellaneous	$25,000

Total	$238,350

Item 15. Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of Delaware provides as follows:

          "145. Indemnification of officers, directors, employees and agents; insurance

            "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

            (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

            (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

            (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

            (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

            (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

            (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

            (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

            (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Article Tenth of the Restated Certificate of Incorporation of Edwards Lifesciences Corporation (referred to as the "Corporation" therein) provides as follows:

            "The Corporation shall indemnify and advance expenses to each person who serves as an officer or director of the Corporation or a subsidiary of the Corporation and each person who serves or may have served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from any liability incurred as a result of such service to the fullest extent permitted by the General Corporation Law of Delaware as it may from time to time be amended, except with respect to an action commenced by such director or officer against the Corporation or by such director or officer as a derivative action by or in the right of the Corporation.

            Each person who is or was an employee or agent of the Corporation and each officer or director who commences any action against the Corporation or a derivative action by or in the right of the Corporation may be similarly indemnified and receive an advance of expenses at the discretion of the Board of Directors.

            The indemnification and advancement of expenses provided by, or granted pursuant to, the Certificate of Incorporation shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

            The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Certificate of Incorporation or Delaware law.

            The indemnification and advancement of expenses provided by, or granted pursued to, this Certificate of Incorporation shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

        The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers.

Item 16. Exhibits.

1.1*	Form of Underwriting Agreement (relating to the debt securities registered hereby)
1.2*	Form of Underwriting Agreement (relating to the other securities registered hereby)
3.1
Restated Certificate of Incorporation of Edwards Lifesciences Corporation (incorporated by reference to Exhibit 3.1 in Edwards Lifesciences' report on Form 10-Q for the quarterly period ended March 31, 2003)
3.2	Amended and Restated Bylaws of Edwards Lifesciences Corporation (incorporated by reference to Exhibit 3.2 in Edwards Lifesciences' annual report on Form 10-K for the year ended December 31, 2003)
3.3	Form of Certificate of Designation for Edwards Lifesciences Corporation Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit A of Exhibit 4.2 hereof)
3.4*	Form of Certificate of Designation (relating to the preferred stock registered hereby)
4.1
Specimen Form of Certificate Representing the Common Stock of Edwards Lifesciences Corporation (incorporated by reference to Exhibit 4.1 in Edwards Lifesciences' Registration Statement on Form 10 (File No. 001-15525))
4.2	Rights Agreement, dated as of March 31, 2000 (incorporated by reference to Exhibit 4.3 in Edwards Lifesciences' report on Form 10-Q for the quarterly period ended March 31, 2003)
4.3	Form of Indenture for the Debt Securities
4.4	Form of Indenture for the Debt Securities
4.5*	Form of Debt Security
4.6*	Form of Warrant Agreement, including the Form of Certificate evidencing the Warrants
4.7*	Form of Certificate of Preferred Stock (relating to the preferred stock registered hereby)
4.8*	Form of Deposit Agreement, including the Form of Depositary Receipt
4.9*	Form of Stock Purchase Contract Agreement
4.10*	Form of Pledge Agreement
5.1	Opinion of Sidley Austin Brown & Wood LLP
12.1	Statement of Computation of Ratios
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Sidley Austin Brown & Wood LLP (contained in Exhibit 5.1 hereto)
24.1	Powers of Attorney (contained on signature page of this Registration Statement)
25.1**	Statement of Eligibility of Trustee on Form T-1 with respect to the debt securities

*
To be filed or incorporated by reference as an exhibit to a document incorporated or deemed to be incorporated by reference in this registration statement.

**
To be filed or incorporated by reference in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939 in connection with a particular offering of debt securities.

Item 17. Undertakings.

        The undersigned hereby undertakes:

  1.
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  i.
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  ii.
  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  iii.
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  2.
  That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (except for the insurance referred to in the last paragraph of Item 15), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding and other than a claim under such insurance) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on June 18, 2004.

EDWARDS LIFESCIENCES CORPORATION
By:	/s/ BRUCE P. GARREN

	Name:	Bruce P. Garren
	Title:	Corporate Vice President, General Counsel and Secretary

POWERS OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce P. Garren and Jay P. Wertheim, and each of them (each with full power to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 (in each case including, without limitation, any post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as full and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 18, 2004.

Signature	Title
/s/ MICHAEL A. MUSSALLEM Michael A. Mussallem	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ CORINNE H. LYLE Corinne H. Lyle	Corporate Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ MIKE R. BOWLIN Mike R. Bowlin	Director
/s/ JOHN T. CARDIS John T. Cardis	Director
/s/ ROBERT A. INGRAM Robert A. Ingram	Director
/s/ VERNON R. LOUCKS JR. Vernon R. Loucks Jr.	Director
/s/ PHILIP M. NEAL Philip M. Neal	Director
/s/ DAVID E.I. PYOTT David E.I. Pyott	Director

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement (relating to the debt securities registered hereby)
1.2*	Form of Underwriting Agreement (relating to the other securities registered hereby)
3.1
Restated Certificate of Incorporation of Edwards Lifesciences Corporation (incorporated by reference to Exhibit 3.1 in Edwards Lifesciences' report on Form 10-Q for the quarterly period ended March 31, 2003)
3.2	Amended and Restated Bylaws of Edwards Lifesciences Corporation (incorporated by reference to Exhibit 3.2 in Edwards Lifesciences' annual report on Form 10-K for the year ended December 31, 2003)
3.3	Form of Certificate of Designation for Edwards Lifesciences Corporation Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit A of Exhibit 4.2 hereof)
3.4*	Form of Certificate of Designation (relating to the preferred stock registered hereby)
4.1
Specimen Form of Certificate Representing the Common Stock of Edwards Lifesciences Corporation (incorporated by reference to Exhibit 4.1 in Edwards Lifesciences' Registration Statement on Form 10 (File No. 001-15525))
4.2	Rights Agreement, dated as of March 31, 2000 (incorporated by reference to Exhibit 4.3 in Edwards Lifesciences' report on Form 10-Q for the quarterly period ended March 31, 2003)
4.3	Form of Indenture for the Debt Securities
4.4	Form of Indenture for the Debt Securities
4.5*	Form of Debt Security
4.6*	Form of Warrant Agreement, including the Form of Certificate evidencing the Warrants
4.7*	Form of Certificate of Preferred Stock (relating to the preferred stock registered hereby)
4.8*	Form of Deposit Agreement, including the Form of Depositary Receipt
4.9*	Form of Stock Purchase Contract Agreement
4.10*	Form of Pledge Agreement
5.1	Opinion of Sidley Austin Brown & Wood LLP
12.1	Statement of Computation of Ratios
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Sidley Austin Brown & Wood LLP (contained in Exhibit 5.1 hereto)
24.1	Powers of Attorney (contained on signature page of this Registration Statement)
25.1**	Statement of Eligibility of Trustee on Form T-1 with respect to the debt securities

*
To be filed or incorporated by reference as an exhibit to a document incorporated or deemed to be incorporated by reference in this registration statement.

**
To be filed or incorporated by reference in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939 in connection with a particular offering of debt securities.

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TABLE OF CONTENTS
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
THE COMPANY
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
GENERAL DESCRIPTION OF SECURITIES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
BOOK-ENTRY ISSUANCE
PLAN OF DISTRIBUTION
AVAILABLE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWERS OF ATTORNEY
EXHIBIT INDEX